UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

CHINA PHARMA HOLDINGS, INC.

(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road

Haikou, Hainan Province, China 570216

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPHI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 15, 2022, China Pharma Holdings, Inc. (the “Company”) received a notification (the “Deficiency Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company was not in compliance with a certain NYSE American continued listing standard relating to stockholders’ equity. Specifically, the Deficiency Letter stated that the Company is not in compliance with Section 1003(a)(iii) of the NYSE American Company Guide, which requires an issuer to have stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Deficiency Letter noted that Company had stockholders’ equity of $5.3 million as of March 31, 2022, and has reported net losses from continuing operations in its five most recent fiscal years ended December 31, 2021.

The Company is required to submit a plan to the NYSE American by July 15, 2022 advising of actions it has taken or will take to regain compliance with the continued listing standards by December 15, 2023. The Company intends to submit a plan by the deadline. If the Company fails to submit a plan or if the Company’s plan is not accepted, or if the Company does not make progress consistent with the plan, or if the Company fails to regain compliance by the deadline, the NYSE American may commence delisting procedures.

The Company’s common stock, par value $0.001 per share (“Common Stock”) will continue to be listed on the NYSE American while it attempts to regain compliance with the listing standard noted, subject to the Company’s compliance with other continued listing requirements. The Common Stock will continue to trade under the symbol “CPHI,” but will have an added designation of “.BC” to indicate that the Company is not in compliance with the NYSE American’s listing standards. The NYSE American notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material agreements.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits

Exhibit No.	Description
99.1	Press Release dated June 22, 2022, announcing the receipt of notice of noncompliance from NYSE American.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2022

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Name:	Zhilin Li
Title:	President and Chief Executive Officer